UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 6, 2006

(Date of report)

June 30, 2006

(Date of earliest event reported)

Sotheby’s

(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)

1334 York Avenue,
New York, NY	10021

(Address of principal executive offices)	(Zip Code)

(212) 606-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On June 30, 2006, Sotheby’s Holdings, Inc., a Michigan corporation (“Sotheby’s Michigan”), completed its reincorporation into the State of Delaware (the “Reincorporation”). The Reincorporation and related proposals were approved by the shareholders of Sotheby’s Michigan at the annual meeting of shareholders held on May 8, 2006. The Reincorporation was completed by means of a merger of Sotheby’s Michigan with and into Sotheby’s Delaware, Inc., a Delaware corporation (“Sotheby’s Delaware”) and wholly-owned subsidiary of Sotheby’s Michigan incorporated for the purpose of effecting the Reincorporation, with Sotheby’s Delaware being the surviving corporation. Sotheby’s Delaware was renamed “Sotheby’s” upon completion of the merger.

In the merger, each outstanding share of Sotheby’s Michigan Class A Limited Voting Common Stock (“Sotheby’s Michigan Stock”) was converted into one share of Common Stock of Sotheby’s Delaware (“Sotheby’s Delaware Stock”). As a result, holders of Sotheby’s Michigan Stock are now holders of Sotheby’s Delaware Stock, and their rights as holders thereof are governed by the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of Sotheby’s Delaware. For a description of the differences between the rights of holders of Sotheby’s Michigan Stock and Sotheby’s Delaware Stock, see “Comparison of Shareholder Rights Before and After the Reincorporation” in Sotheby’s Michigan’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2006, which description is incorporated by reference herein in its entirety.

The Reincorporation did not result in any change in the business or principal facilities of Sotheby’s Michigan. Upon completion of the merger, the address of Sotheby’s principal executive offices is 1334 York Avenue, New York, NY 10021. Sotheby’s Michigan’s management and board of directors continue as the management and board of directors of Sotheby’s Delaware. Sotheby’s Delaware Stock will continue to trade on the New York Stock Exchange under the symbol “BID.” Shareholders are not required to exchange their existing stock certificates, which now represent an equivalent number of shares of Sotheby’s Delaware Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted under Item 3.03 above, on June 30, 2006, Sotheby’s Michigan completed the Reincorporation and was merged with and into Sotheby’s Delaware, with Sotheby’s Delaware being the surviving corporation. In the merger, Sotheby’s Delaware was renamed “Sotheby’s.” As a result of the Reincorporation, the Certificate of Incorporation and By-Laws of Sotheby’s Delaware will govern the surviving corporation. For a description of the terms of Sotheby’s Delaware’s certificate of incorporation and By-Laws, see “Comparison of Shareholder Rights Before and After the Reincorporation” in Sotheby’s Michigan’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 11, 2006, which description is incorporated by reference herein in its entirety. Copies of Sotheby’s Delaware’s Certificate of Incorporation and By-Laws, as amended upon completion of the merger, are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 8.01 Other Events

In connection with the completion of the Reincorporation and by operation of Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sotheby’s Delaware Stock is deemed registered under Section 12(b) of the Exchange Act and Sotheby’s Delaware has succeeded to Sotheby’s Michigan’s attributes as the registrant with respect thereto.

On June 30, Sotheby’s issued the press release filed as Exhibit 99.1 to this Current Report on Form 8-K announcing the completion of the Reincorporation.

Item 9.01 Financial Statements and Exhibits

          (c) Exhibits

3.1	Certificate of Incorporation of Sotheby’s, as amended through June 30, 2006

3.2	By-Laws of Sotheby’s, adopted as of March 31, 2006

4.4

First Supplemental Indenture, dated as of June 30, 2006, between Sotheby’s and Wilmington Trust Company, as successor trustee (Supplemental to Indenture dated as of February 5, 1999 between Sotheby’s Holdings, Inc. and The Chase Manhattan Bank, as trustee, as filed in the Company’s current report on Form 8-K on February 10, 1999 with the Securities and Exchange Commission)

10.29	Guaranty of Lease made as of June 30, 2006 by Sotheby’s, as Guarantor, to 1334 York Avenue L.P., as Landlord

99.1	Sotheby’s press release announcing the completion of the Reincorporation, dated June 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S

By:	/s/ Michael L. Gillis

Michael L. Gillis
Senior Vice President,
Controller and Chief
Accounting Officer

Date:	July 6, 2006